Exhibit 99.1

Aptose Biosciences Meets Nasdaq Minimum Bid Price Compliance

SAN DIEGO and TORONTO, June 26, 2023 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral kinase inhibitors to treat hematologic malignancies, today announced that it received a written notification from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it meets compliance with the Nasdaq’s minimum bid price requirement.

In July 2022, Aptose received notice from Nasdaq that its common shares failed to maintain a minimum bid price to remain listed on the exchange. Aptose was allowed a cure period of 6 months, along with an additional 6-month extension period, to meet the minimum share price or greater. As a mechanism for cure and supported by shareholder approval, Aptose implemented a reverse stock split during June 2023. On June 21, 2023, Nasdaq confirmed that, for ten consecutive business days, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company meets compliance with Listing Rule 5550(a(2), and the matter is closed.

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company developing precision medicines addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage oral kinase inhibitors under development for hematologic malignancies: tuspetinib (HM43239), an oral, myeloid kinase inhibitor being studied as monotherapy and in combination therapy in the APTIVATE international Phase 1/2 expansion trial in patients with relapsed or refractory acute myeloid leukemia (AML); and luxeptinib (CG-806), an oral, dual lymphoid and myeloid kinase inhibitor in Phase 1 a/b stage development for the treatment of patients with relapsed or refractory hematologic malignancies. For more information, please visit www.aptose.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Canadian and U.S. securities laws, including statements relating to the Company’s plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “should”, “would”, “may”, and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to remain compliant with Nasdaq listing requirements and other risks detailed from time-to-time in our ongoing quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo	Dan Ferry, Managing Director
Investor Relations	617-430-7576
201-923-2049	Daniel@LifeSciAdvisors.com
spietropaolo@aptose.com